UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 12, 2020

Commission File Number:  001-32420

Charlie's Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Nevada	84-1575085
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1007 Brioso Drive, Costa Mesa, California 92627
(Address of principal executive offices)

949-203-3500
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	CHUC	N/A

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2020, Charlie's Holdings, Inc. (the "Company"), entered into that certain Amendment No. 4 to Secured Promissory Note and Security Agreement (the “Amended Note”), by and between the Company and Red Beard Holdings, LLC (“Red Beard”) dated April 8, 2020, and amended on August 27, 2020, September 30, 2020, and October 29, 2020. The Amended Note is retroactively effective as of December 1, 2020. The terms of the Amended Note held by Red Beard have been amended to revise the maturity date from December 1, 2020 to January 1, 2021, and the Guaranteed Minimum Interest has been increased from $100,000 to $125,000. Furthermore, Red Beard has agreed to waive certain rights upon the occurrence of an Event of Default, as defined in the Amended Note, which was triggered by the Company’s receipt of that certain notice of default, dated August 13, 2020, from certain holders of the Company’s Series A Convertible Preferred Stock, par value $0.001.

The foregoing description of the Amended Note does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended Note, attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charlie's Holdings, Inc.

Date: December 15, 2020	By:	/s/ David Allen
David Allen
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1
Amendment No. 4 to Secured Promissory Note and Security Agreement by and between Charlie’s Holdings, Inc., Charlie’s Chalk Dust, LLC, Don Polly, LLC, and Red Beard Holdings, LLC, Effective as of December 1, 2020